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                                                                    EXHIBIT 10.4

COPPER MOUNTAIN COMMUNICATIONS, INC.
6650 Lusk Blvd. Ste. B-103
San Diego, CA 92121


July 26, 1996

Steven D. Hunt
200 Hunt Road
Freehold, NJ 07728

Dear Steve:

I am pleased to confirm our verbal offer of employment to join Copper Mountain Communications, Inc. ("the Company") as our Vice President, Engineering reporting to Joe Markee, President.

The terms of this employment offer are as follows:

     1.   Compensation. The Company will pay you at a rate of $5,000 biweekly,
          ------------
          which equates to about $130,000 per year. You will be paid one week in arrears and on regularly scheduled paydays. In addition, the Company will grant you 200,000 shares of common stock of the Company when approved by the Board of Directors and with the restrictions defined in the Company's stock grant plan.

     2.   Employment Classification and Work Hours. This position is classified
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          under the Fair Labor Standards Act (FLSA) as an (Exempt/Non-exempt)
          position, which means that overtime pay is not paid for any work over 40 hours in a work week or over 8 hours on a single work day. The normal work week begins at 12:01 a.m. on Monday and ends at 12:00 midnight the following Sunday. You will be expected to devote your full business time, attention, and energies to the performance of your duties with the Company during your scheduled work hours.

     3.   At-will Employment. Your employment with the Company will be for no
          ------------------
          specific period and will be considered "at-will." This means that employment is at the mutual consent of you and the Company, and may be ended by either you or the Company at any time, for any reason or for no reason, with or without cause. Should the Company elect to terminate your employment without cause, you will be provided severance compensation in the amount of three (3) months base pay. Please note that no person, other than a member of the Executive Staff, has the authority to make any agreement with you which is different than at-will, and that any such agreement must be in writing and signed by both you and the Executive Staff originator. Any and all prior verbal statements which may have been made to you regarding employment are superseded by this letter.

     4.   Introductory Period. There will be a 90-day introductory period
          -------------------
          beginning on your date of hire, before you are eligible to become classified as a regular employee, and thus become eligible for Company benefits. You will be evaluated at that time for consideration to be classified as a regular full-time employee.
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Steven D. Hunt Offer Letter (cont.)                                         p. 2

     5.   Benefits. Once you become classified as a regular employee, you will
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          be eligible to participate in the Company's health benefits programs subject to the terms, conditions, and limitations stated in plan documents and insurance policies.

     6.   Offer Contingent Upon Required Documents and Verifications. As a
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          condition of accepting this offer, you will be required to complete the following:

          a.   Proprietary Information Agreement - this agreement sets forth the
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               legal obligations you will have to protect the Company's
               proprietary interests.

          b.   Immigration and Naturalization Service Form 1-9 - Federal law
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               requires employers to verify your identity and your eligibility for employment in the united states within three days after hire. This requires you to bring certain documents with you to your new employee orientation.

     7.   Relocation. As we discussed, relocation expenses for you and your
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          family we be covered by the Company up to a maximum of $50,000.
          Coverage for additional relocation expenses will require further justification.

     8.   Reporting Date. As we discussed, your first day of work will be August
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          19, 1996. Please report to the Human Resources Office at 8:00 a.m.
          that day for your new employee orientation.


     If you agree to this offer, please sign and date the original and copy of this document. Keep the copy for your personal records, and return the original to me no later than August 1, 1996. This offer expires as of close of business on August 5, 1996.

     We certainly look forward to you joining us! Please call me if I may be of service to you at (619) 453-8799.

     Sincerely,


     /s/ Joe Markee

     Joe Markee
     President

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I accept this offer of employment.


By:          /s/ Steven D. Hunt                  Date:    7/31/96
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                Steven D. Hunt